UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2006

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2006, dELiA*s, Inc. and certain of its wholly owned subsidiaries (collectively, the “Company”) entered into a Second Amended and Restated Loan and Security Agreement with Wells Fargo Retail Finance II, LLC (the “Restated Credit Facility”). The Restated Credit Facility amends and restates the Amended and Restated Loan and Security Agreement, dated October 14, 2004.

The Restated Credit Facility is a revolving credit facility that the Company may draw upon for working capital and capital expenditure requirements and has an initial credit limit of $25 million. The Restated Credit Facility may also be used for letters of credit up to an aggregate amount of $10 million.

The Company is allowed under the Restated Credit Facility, under certain circumstances and if certain conditions are met, to permanently increase the credit limit in $5 million increments, up to a maximum credit limit of $40 million. Each permanent increase in the credit limit, however, requires the Company to pay an origination fee of .20% of the amount of the increase. The Company may also obtain temporary credit limit increases for up to 90 consecutive days during the period beginning July 15th and ending on December 15th each year. Temporary credit limit increases do not require the payment of an origination fee.

Funds are available under the Restated Credit Facility up to the then existing credit limit or, if lower, the “Borrowing Base” of the Company determined in accordance with a formula set forth in the Restated Credit Facility, in each case less the sum of (i) outstanding revolving credit loans, (ii) outstanding letters of credit, (iii) certain “Availability Reserves” as determined in accordance with the terms of the Restated Credit Facility, and (iv) the “Availability Block” (which is equal to the greater of 6.5% of the then existing credit limit and $1.5 million).

The initial term of the Restated Credit Facility is three years, and the interest rate is the prime rate announced from time to time by Wells Fargo Bank, N.A. or the LIBOR rate, plus the applicable margins, as set forth in the Restated Credit Facility.

In addition to dELiA*s, Inc., borrowers under the Restated Credit Facility include Alloy Merchandise, LLC, dELiA*s Assets Corp., Skate Direct, LLC, dELiA*s Group, Inc., dELiA*s Operating Company and dELiA*s Retail Company, all of which are wholly owned subsidiaries of dELiA*s, Inc. The Restated Credit Facility is guaranteed by dELiA*s Distribution Company, iTurf Finance Company, dELiA*s Properties Inc. and AMG Direct, LLC, all of which are wholly owned subsidiaries of dELiA*s, Inc., and is secured by substantially all of the assets of the Company and such guarantors.

The Restated Credit Facility contains various affirmative and negative covenants given by the Company and contains certain limitations on, among other things, the annual amount of capital expenditures the Company may make and the number of new stores that the Company can open each year.

The Restated Credit Facility is attached to this Current Report on Form 8-K as Exhibit 10.1 and the summary provided above is qualified in its entirety by reference to the full text of the Restated Credit Agreement filed herewith.

Section 2 – Registrant’s Business and Operations.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Section 9 — Financial Information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 17, 2006, between Wells Fargo Retail Finance II, LLC, dELiA*s, Inc., Alloy Merchandise, LLC, dELiA*s Assets Corp., Skate Direct, LLC, dELiA*s Group Inc., dELiA*s Operating Company and dELiA*s Retail Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, INC. (Registrant)

Date: May 23, 2006	/s/ John Holowko
John Holowko, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 17, 2006, between Wells Fargo Retail Finance II, LLC, dELiA*s, Inc., Alloy Merchandise, LLC, dELiA*s Assets Corp., Skate Direct, LLC, dELiA*s Group Inc., dELiA*s Operating Company and dELiA*s Retail Company.